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                                                                    EXHIBIT 3(i)

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              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                                                         (FOR BUREAU USE ONLY)

JAN 15 1998






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Name
   Steven C. Tyshka                             (313) 568-6585                              FILED
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Address                                                                                  JAN 15 1998
   Dykema Gossett PLLC, 400 Renaissance Center
City                            State          Zip Code
                                                                                        Administrator
   Detroit                 Michigan            48243                  MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                                                                    CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

                                                                    EFFECTIVE DATE:

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Document will be returned to the name and address you enter above
                                                                       CID Number:      508-822
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                            ARTICLES OF INCORPORATION
                     For use by domestic profit corporations

         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

                                    ARTICLE I

         The name of the corporation is Michigan Interface Systems, Inc.

                                   ARTICLE II

         The purposes for which the corporation is organized is to engage in any lawful activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan, as it exists on the date hereof and as it may be amended from time to time hereafter (the "Michigan Business Corporation Act").

                                   ARTICLE III

         The total number of shares of the capital stock which the corporation has authority to issue is Sixty Thousand (60,000) shares of common stock ("Common Stock").

         Holders of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation from time to time and in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to receive pro rata all the remaining assets of the Corporation available for distribution.





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         Holders of the Common Stock shall have equal voting and other rights share for share, and each holder of Common Stock is entitled to one vote per share.

                                   ARTICLE IV

         The address and the mailing address of the registered office of the corporation is 5855 Interface Drive, Ann Arbor, Michigan 48103.

         The name of the resident agent at the registered office is Robert A. Nero.

                                    ARTICLE V

         The name and address of the incorporator is as follows: Steven C. Tyshka, Dykema Gossett, PLLC, 400 Renaissance Center, Detroit, Michigan 48243-1668.

                                   ARTICLE VI

         When a compromise or arrangement or a plan or reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number, and representing three-fourths in value of claims, of the creditors or class of creditors, or if the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization representing three-fourths of such shares, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.

                                   ARTICLE VII

         The number of directors which shall constitute the whole Board of Directors shall be the number from time to time fixed by the Board of Directors. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled only by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office until the next election of directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of shareholders of record holding a majority of the outstanding shares



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of stock of the corporation entitled to vote in elections of directors given at a meeting of the shareholders specifically called for that purpose.

                                  ARTICLE VIII

         No director of the corporation shall be personally liable to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following: (i) the amount of financial benefit received by the director to which the director is not entitled; (ii) intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 551 of the Michigan Business Corporation Act; or (iv) an intentional criminal act. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act as so amended. No amendment or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of any such amendment or repeal.

                                   ARTICLE IX

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders, directors and officers are subject to this reserved power.

                                    ARTICLE X

         Directors and officers of the corporation shall be indemnified in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the corporation or to another organization at the corporation's request, and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by law. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors or the Bylaws of the corporation. The provisions of this Article shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees, and shall inure to the benefit of their heirs, executors and administrators. The right to indemnification and advancement of expenses conferred hereunder shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.




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


         If a claim under this Article X is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) it shall be a defense that, and in any action brought by the corporation to recover advances the corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in the Michigan Business Corporation Act. Neither the failure of the corporation (including its Board of Directors, a committee of its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Michigan Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, a committee of its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the corporation to recover payments by the corporation of advances, the burden of proof shall be on the corporation.

                                   ARTICLE XI

         Notwithstanding any other provisions of these Articles of Incorporation, no amendment to these Articles of Incorporation shall amend or repeal any or all of the provisions of Articles VII, VIII, X or this Article XI of these Articles of Incorporation, and the shareholders of the corporation shall not have the right to amend or repeal any or all provisions of the Bylaws of the corporation, unless so adopted by the affirmative vote of the holders of not less than three-fourths of the outstanding shares of stock of the corporation generally entitled to vote in the election of directors, considered for purposes of this Article XI as a class; provided, however, that in the event the Board of Directors of the corporation shall recommend to the shareholders the adoption of any such amendment of a nature described in this Article XI, the shareholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article XI as a class, may amend, modify or repeal any or all of such provisions.

Signed this 14th day of January, 1998.


                                     By:    /s/ Steven C. Tyshka
                                         ---------------------------------------
                                            Steven C. Tyshka, Incorporator



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                           MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
                            CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received

MAR 26 1998                                              (FOR BUREAU USE ONLY)
--------------------------------


----------------------------------------------------                               FILED
Name:  Janice M. Thieleman c/o Dykema Gossett PLLC                               MAR 26 1998
----------------------------------------------------
Address:  400 Renaissance Center                                                 Administrator
----------------------------------------------------           MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
City:  Detroit   State:  Michigan  Zip Code: 48243-1668        CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

----------------------------------------------------           EFFECTIVE DATE:
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Document will be returned to the name and address you enter above

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           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
            FOR USE BY DOMESTIC PROFIT AND/OR NONPROFIT CORPORATIONS

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:  Michigan Interface Systems, Inc.

2. The identification number assigned by the Bureau is:  508-822.

3. The location of the registered office is:

   5855 Interface Drive         Ann Arbor        , Michigan      48103
   ----------------------------------------------          --------------------
   (Street Address)                                     (City)
            (ZIP Code)

4. Article       III         of the Articles of Incorporation is hereby amended
to read as follows:

     The total number of shares of the capital stock which the corporation has authority to issue is Twelve Million Five Hundred Thousand (12,500,000) shares of common stock ("Common Stock").

     Holders of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation from time to time and in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to receive pro rata all the remaining assets of the Corporation available for distribution.

     Holders of Common Stock shall have equal voting and other rights share for share, and each holder of Common Stock is entitled to one vote per share.

5. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors of trustees.)

      The foregoing amendments to the Articles of Incorporation was duly
      adopted on the        day of                  , 19    , in accordance
      with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

               Signed this        day of                      , 19
                           ------        ---------------------    ---

             -------------------------  ---------------------------
                    (Signature)                 (Signature)


             -------------------------  ---------------------------
               (Type or Print Name)         (Type or Print Name)



             -------------------------  ---------------------------
                    (Signature)                 (Signature)


             -------------------------  ---------------------------
               (Type or Print Name)         (Type or Print Name)


6. (For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

      The foregoing amendment to the Articles of Incorporation was duly adopted on the 15th day of January, 1998 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

      [ ] at a meeting. The necessary votes were case in favor of the amendment.

      [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

      [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

              Signed this     24th      day of            March     , 19  98
                         --------------       ----------------------     ----

     By:       /s/ Robert A. Nero
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     Robert A. Nero                President
     -------------------------------------------
     (Type of Print Name)    (Type or Print Name)








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                            MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
                             CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received


MAR 26 1998                                              (FOR BUREAU USE ONLY)
--------------------------------


-------------------------------------------------------                              FILED
Name:  Janice M. Thieleman c/o Dykema Gossett PLLC                               MAR 27 1998
-------------------------------------------------------
Address:  400 Renaissance Center                                                Administrator
-------------------------------------------------------       MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
City:  Detroit  State:  Michigan   Zip Code: 48243-1668       CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

------------------------------------------------------        EFFECTIVE DATE: March 30, 1998
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Document will be returned to the name and address you enter above

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           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
            FOR USE BY DOMESTIC PROFIT AND/OR NONPROFIT CORPORATIONS

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:  Michigan Interface Systems, Inc.

2. The identification number assigned by the Bureau is:  508-822.

3. The location of the registered office is:

   5855 Interface Drive            Ann Arbor        ,Michigan      48103
   -------------------------------------------------         ------------------
     (Street Address)                (City)                    (ZIP Code)

4. Article       I         of the Articles of Incorporation is hereby amended
   to read as follows:

     The  name of the corporation is Interface Systems, Inc.


     ************************************************************************

     Name Change to be effective on March 30, 1998.

     ************************************************************************

5. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors of trustees.)

      The foregoing amendments to the Articles of Incorporation was duly adopted on the ______ day of _________________, 19 ___, in accordance with the provisions of the Act by the
      unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

              Signed this        day of                      , 19
                          ------        ---------------------    ---

             -------------------------  ---------------------------
                    (Signature)                (Signature)


             -------------------------  ---------------------------
               (Type or Print Name)         (Type or Print Name)



             -------------------------  ---------------------------
                    (Signature)                (Signature)


             -------------------------  ---------------------------
               (Type or Print Name)         (Type or Print Name)


6. (For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

      The foregoing amendment to the Articles of Incorporation was duly adopted
      on the   15th   day of        January        , 19 98    by the
      shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

      [ ] at a meeting. The necessary votes were case in favor of the amendment.

      [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

      [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

              Signed this     24th      day of            March     , 19  98
                         ---------------      ----------------------     ----

             By:        /s/ Robert A. Nero
                 ------------------------------------------------------------

                 Robert A. Nero                          President
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             (Type of Print Name)                  (Type or Print Name)